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                     Wolverine Tube, Inc. and Subsidiaries
                     Exhibit 21-Subsidiaries of Registrant





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                                                    State or Other Jurisdiction of
Name                                                         Incorporation
--------------------------------------              ------------------------------
Small Tube Manufacturing LLC                        Delaware
Tube Forming, LP                                    Delaware
Wolverine Europe (EURL)                             France
Wolverine Europe Holdings, B.V                      The Netherlands
Wolverine Finance Company, LLC                      Tennessee
Wolverine Joining Technologies, LLC                 Delaware
Wolverine Joining Technologies Canada, Inc.         Canada
Wolverine Tube Europe B.V                           The Netherlands
Wolverine Tube, B.V                                 The Netherlands
Wolverine Tube (Canada) Inc.                        Canada
Wolverine Tube (Shanghai) Co. Ltd.                  China
Wolverine Asia, Ltd.                                Hong Kong
Wolverine Tubagem Portugal, LDA                     Portugal
TF Investor, Inc.                                   Delaware
Tube Forming Holdings, Inc.                         Delaware
WT Holding Company, Inc.                            Delaware
3072451 Nova Scotia Company                         Nova Scotia
3072452 Nova Scotia Company                         Nova Scotia
30724531 Nova Scotia Company                        Nova Scotia
Wolverine Tube Canada Limited Partnership           New Brunswick
STPC Holding, Inc.                                  Delaware
Small Tube Europe, NV                               The Netherlands
Wolverine China Investments, LLC                    Delaware
Ratcliffs Copper and Brass Sales, Ltd.              United Kingdom
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